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                                  EXHIBIT 5




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                        [REINHART , BOERNER, VAN DEUREN
                   NORRIS & RIESELBACH, S.C.   LETTERHEAD]



April 14, 1997



Criticare Systems, Inc.
20925 Crossroads Circle
Waukesha, Wisconsin 53186


Gentlemen:                               Re:  Registration Statement on Form S-3
                                              (the "Registration Statement")



     We have acted as counsel for Criticare Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 102,500 shares (the "Shares") of its $.04 par value common stock at the request of the selling shareholders listed on the Registration Statement. The Shares are issuable to the selling shareholders upon their exercise of a certain amended Warrant issued to one of the selling shareholders by the Company on November 1, 1996.



     In such capacity we have examined, among other documents, the Restated Certificate of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Delaware and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by the selling shareholders of the Shares. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:


     1. The Company is a corporation existing in good standing under the laws of the State of Delaware.


     2. The Shares, when issued upon valid exercise of the Warrant and upon payment by the selling shareholders of the exercise price therefor, will be legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b) as interpreted.


     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                         REINHART, BOERNER, VAN DEUREN,
                                         NORRIS & RIESELBACH, s.c.


                                         BY   /s/ Robert E. Bellin
                                           -------------------------------------
                                              Robert E. Bellin